EXHIBIT 4.1
eFunds Corporation
2005 SPECIAL SUPPLEMENTAL EMPLOYMENT INDUCEMENT AWARD PLAN
Section 1. Purpose.
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in executing its plan for acquisitive growth by attracting and retaining employees of acquisition targets that are capable of assuring the future success of the Company by affording such persons an opportunity to acquire a proprietary interest in the Company thereby offering them incentives to put forth maximum efforts for the success of the Company’s business.
Section 2. Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)	“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, in each case as determined by the Committee. As used in this definition, “control” shall mean the right, either directly or indirectly, to elect the majority of the directors of a company without the consent or acquiescence of any Third Party.

(b)	“Award” shall mean any Restricted Stock or Restricted Stock Unit granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)	“Board” shall mean the board of directors of the Company.

(e)	“Certificate” shall mean the Certificate of Incorporation of the Company, as amended from time to time.

(f)	“Committee” shall mean a committee of the Board designated by the Board to administer the Plan. The Committee shall consist solely of Directors appointed from time to time by the Board and shall be comprised solely of at least that number of Directors with those qualifications necessary to permit Awards under the Plan to qualify under Rule 16b-3.

(g)	“Common Stock” shall mean the shares of Common Stock of the Company as provided in the Certificate.

(h)	“Company” shall mean eFunds Corporation, a corporation incorporated under the laws of the State of Delaware, United States of America, and any successor corporation.

(i)	“Director” shall mean a member of the Board.

(j)	“Eligible Person“ shall mean any person who becomes an employee of the Company or one of its Affiliates in connection with a merger or acquisition involving the Company (or one or more of its Affiliates) and such person’s prior employer.

(k)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.

(l)	“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share on a given date for purposes of the Plan shall be, if the Shares are then traded on the New York Stock Exchange, the last sale price of the Shares as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when it is open for trading,

(m)	“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(n)	“Person” shall mean any natural person.

(o)	“Plan” shall mean this eFunds Corporation 2005 Special Supplemental Employment Inducement Award Plan, as amended from time to time.

(p)	“Restricted Stock” shall mean any Share issued pursuant to an Award granted under Section 6 of the Plan.

(q)	“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 6 of the Plan.

(r)	“Rule 16b-3” shall mean the rule so designated which has been promulgated by the SEC under the authority of Section 16 of the Exchange Act, as such rule may be amended from time to time, together with any successor law or rule.

(s)	“SEC” shall mean the United States Securities and Exchange Commission.

(t)	“Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(u)	“Third Party” shall mean any Person other than the Company or any of its Affiliates.
Section 3. Administration.
(a)	Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law and the rules and regulations of the New York Stock Exchange, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) subject to Section 7(c) of this Plan, amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised with the payment of cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other awards, other property and other amounts issuable or payable by the Company with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or its Affiliates and any other Eligible Person.
(b)	Delegation. The Committee may delegate all or any of its powers and duties under the Plan to one or more Directors, or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under this Plan with regard to Awards granted to officers or directors of the Company or its Affiliates who are subject to Section 16 of the Exchange Act.

(c)	Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.
Section 4. Shares Available for Awards.
(a)	Shares Available. Subject to the provisions of Section 4(c) hereof, the Shares available for Awards under the Plan shall be authorized, but unissued, Shares or Shares held in the treasury of the Company. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 37,500. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Shares that are withhold for the payment of taxes associated with an Award shall be treated as if they had been issued pursuant to such Award.

(b)	Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for grants under the Plan.

(c)	Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
Section 5. Eligibility.
Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant.
Section 6. Awards.
(a)	Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:
(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto or with respect to a Restricted Stock Unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)	Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or a custodian acting on behalf of the Company, or, if determined by the Committee and consistent with the rules of the New York Stock Exchange or any securities exchange on which the Shares are listed or admitted to trading, any Restricted Stock granted under the Plan may be evidenced by recording the issuance of the same in the books and records of the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Rights, no Shares shall be issued at the time such Awards are granted.

(iii)	Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined by or under criteria established by the Committee) with the Company or its Affiliates during the applicable restriction period, all

Shares of Restricted Stock and all Restricted Stock Units held by such Participant shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share of Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Rights, subject to the provisions of the Plan and any applicable Award Agreement.
(b)	General.
(i)	No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law or may be granted for such cash consideration as the Committee may determine in its discretion.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any plan of the Company or any of its Affiliates other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except as provided in this clause (iii), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any of its Affiliates.

(v)	Term of Awards. Subject to the terms of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vi)	Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable securities laws, rules or regulations, and other regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on the New York Stock Exchange or another securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on the New York Stock Exchange or other such securities exchange.
Section 7. Amendment and Termination; Adjustments.
(a)	Amendments to the Plan. Subject to the provisions of Section 7(c), the Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval the stockholders of the Company shall be required for any amendment to the Plan that requires stockholder approval under the rules or regulations of the New York Stock Exchange or any other securities exchange that are applicable to the Company.

(b)	Waivers. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively.

(c)	Limitations on Amendments. Neither the Board nor the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, that would have an adverse effect on the rights of the Participant with respect to such Award, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein or in the Award Agreement.

(d)	Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 8. Income Tax Withholding.
In order to comply with all applicable income tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.
(a)	No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)	Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

(c)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other or additional compensation plans or arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, nor will it affect in any way the right of the Company or any of its Affiliates to terminate the employment of any Participant in its or their employ at any time, with or without cause. In addition, the Company or any of its Affiliates may at any time dismiss a Participant in its or their employ from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)	Governing Law. The validity, construction and effect of the Plan, any Award Agreement or any Award, and any rules and regulations relating to the Plan, any Award Agreement or any Award, shall be determined in accordance with the laws of the State of Delaware which shall be the proper law thereof notwithstanding any rules regarding conflict of laws therein contained under which any other law would be made applicable.

(f)	Severability. If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, then
(i)	such provision shall be construed or deemed amended to conform to applicable laws, or

(ii)	if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, the Award Agreement or the Award, such provision shall be stricken, but only as to each jurisdiction, Award Agreement and Award so affected, and the Plan, as well as each Award Agreement and Award so affected, shall otherwise remain in full force and effect in accordance with its original terms.
(g)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any of its Affiliates pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any such Affiliate.

(h)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)	Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)	Other Benefits. No compensation or benefit awarded to or realized by any Participant in the employ of the Company or any of its Affiliates under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability or similar plan of the Company or any of its Affiliates unless required by law or otherwise provided by such other plan.
Section 10. Effective Date of the Plan.
The Plan shall be effective as of the date and time designated by the Board of Directors of the Company.
Section 11. Term of the Plan.
The Plan shall continue in effect until it is discontinued or terminated as provided in Section 7. No Award shall be granted after the termination of this Plan. However, unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of this Plan, and the authority of the Committee provided for hereunder with respect to this Plan and any Awards, and the authority of the Board to amend this Plan, shall extend beyond the termination of this Plan.